Exhibit 10.7

MEMORANDUM OF UNDERSTANDING

On behalf of LEONITE CAPITAL LLC, a limited liability company organized under the laws of the State of Delaware (“Leonite”), and 1847 HOLDINGS LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), the undersigned to this Memorandum of Understanding (the “MOU”), hereby expressly acknowledge the following points of understanding associated with (i) the Secured Convertible Promissory Note issued by the Company, dated as of October 8, 2021, in an original principal amount of sixteen million, nine hundred thousand Dollars ($16,900,000) (the “Note”), issued by the Borrower to Altimir Partners LP, a Delaware limited partnership (“Altimir”), (ii) the Securities Purchase Agreement, dated January 2, 2024, entered into between Leonite and Altimir, pursuant to which Leonite would purchase the Note from Altimir in a series of Tranches, and (iii) the memorandum of understanding entered into between Leonite and David Joshua Bartch, a resident of Puerto Rico (the “Purchaser”), dated as of May 9, (the “Purchaser MOU”), pursuant to which Leonite and the Purchaser will enter into a securities purchase agreement (the “Purchaser SPA”), providing for the Purchaser to purchase the Note in tranches from Leonite upon Leonite’s purchase of such portions of the Note from Altimir, according to the terms described in the Purchaser MOU.

1.	For a period beginning on May 9, 2024 and ending on September 10, 2024 (the “Lock Up Period”), Leonite, and any of its affiliates, shall not execute any Conversions of any Note into common shares of the Company (“Shares”), so long as the following conditions are met:

(i)	the closing price of the Shares on each trading day during the Lock Up Period remains above $2.00 per share, and

(ii)	the Purchaser is in compliance with the terms of the Purchaser SPA as described in the Purchaser MOU.

2.	Leonite agrees to a “no short provision” so long as the terms of the Lock Up Period are in effect.

3.	In exchange for Leonite entering into this MOU, the Company agrees that:

(i)	Concurrently with the execution of this MOU, the Company will issue a non- convertible Promissory Note to Leonite, in the principal amount of $500,000, in the form attached hereto as Exhibit A.

(ii)	In the event that the closing price of Shares on any trading day until September 10, 2024, is less than $1.00, the Company will allow Leonite to execute conversions of the Note at a conversion price equal to the lowest daily VWAP during the 5 trading days prior to such conversion.

This MOU is acknowledged and agreed to be effective as of May 9, 2024.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Memorandum of Understanding in one or more counterparts, as of the date noted above.

LEONITE CAPITAL LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

The Company

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

[Signature page to MOU]